UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  November 4, 2010

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of John Hogshire as Chief Accounting Officer

On November 4, 2010, FairPoint Communications, Inc. (the “Company”) appointed John Hogshire as its Chief Accounting Officer, effective immediately.  Mr. Hogshire will continue to serve as the Company’s Vice President and Controller.

Mr. Hogshire’s Professional Background

Mr. John Hogshire, age 49, has served as the Company’s Vice President and Controller since September 2010.  Mr. Hogshire previously served as the Director of Accounting for Aviat Networks (f/k/a Harris Stratex Networks) from July 2008 to September 2010, as a Consultant with Aviat Networks from January 2008 to July 2008 and as Vice President – Controller of Madison River Communications from December 1998 to July 2007.  Mr. Hogshire received a B.A. with a concentration in accounting from North Carolina Wesleyan College and is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Ajay Sabherwal
		Name:	Ajay Sabherwal
		Title:	Executive Vice President and
Chief Financial Officer

Date: November 5, 2010